Exhibit 10.15

INTERNATIONAL RECTIFIER CORPORATION

2000 INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Participant Name:

Number of Stock Units:	(1)

Vesting Schedule:	One-third of the Stock Units subject to the Award will vest on each of the first three anniversary dates of Award Date(1)

Award Date:

(1) All share and unit numbers are subject to adjustment under the terms of the Plan.  The Stock Units are subject to acceleration and termination prior to vesting as provided herein.

THIS AGREEMENT is among INTERNATIONAL RECTIFIER CORPORATION, a Delaware corporation (the “Corporation”), and the employee named above (the “Participant”), an employee of the Corporation or one of its subsidiaries, and is delivered under the International Rectifier Corporation 2000 Incentive Plan (Amended and Restated as of November 22, 2004) (the “Plan”).

W I T N E S S E T H

WHEREAS, the Compensation and Stock Option Committee of the Board of Directors has approved, and the Corporation has granted, effective as of the Award Date, to the Participant with reference to services rendered to the Company, a restricted stock unit award under the Plan (the “Stock Unit Award” or “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered by the Participant and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.             Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.  For purposes of this Agreement, a “Stock Unit” means a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock of the Corporation.

2.             Grant.  Subject to the terms of this Agreement and the Plan, the Corporation grants to the Participant a Stock Unit Award with respect to an aggregate number of Stock Units set forth above.  The Corporation acknowledges that the consideration for the shares payable with respect to the Stock Units on the terms set forth in this Agreement shall be the services rendered to the Company by the Participant prior to the applicable vesting date, the fair value of which is not less than the par value per share of the Corporation’s Common Stock.

3.             Vesting.  The Stock Units subject to the Award shall vest in installments as set forth in the “Vesting Schedule” set forth above, subject to earlier termination or acceleration and subject to adjustment as provided herein.

4.             Continuance of Employment Required.  Except as otherwise provided herein, the vesting schedule applicable to the Stock Units requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the award and the rights and benefits under this Agreement.  Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service.

5.             Dividend and Voting Rights.

(a)           Limitations on Rights Associated with Units.  The Participant shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 5(b) hereof with respect to Dividend Equivalents) and no voting rights with respect to the Stock Units or any shares of Common Stock issuable in respect of such Stock Units, until shares of Common Stock are actually issued to and held of record by the Participant.  No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate evidencing the shares.

(b)           Dividend Equivalent Distributions.  No later than sixty (60) days following each date that the Corporation pays an ordinary cash dividend on its outstanding Common Stock (if any ordinary cash dividends are paid), for which the related record date occurs after the Award Date and prior to the third anniversary of the Award Date, the Corporation shall make a cash payment to the Participant equal to, subject to the tax withholding provisions of Section 11 hereof and Section 5.5 of the Plan, the amount of the ordinary cash dividend paid by the Corporation on a single share of Common Stock multiplied by the number of Stock Units subject to this Agreement outstanding and unpaid as of such record date (“Dividend Equivalents”).

6.             Restrictions on Transfer.  Prior to the time the Stock Units are vested and paid, neither the Stock Units comprising the Award nor any other rights of the Participant under this Agreement or the Plan may be transferred, except as expressly provided in Section 1.9 of the Plan.  No specific exception to the general transfer prohibitions set forth in Section 1.9 of the Plan has been authorized by the Committee.

7.             Timing and Manner of Payment with Respect to Stock Units. Stock Units subject to this Agreement will be paid in an equivalent number of shares of Common Stock within 60 days after the vesting of such Stock Units in accordance with the terms hereof, subject to adjustment as contemplated by Section 9 and subject to earlier payment pursuant to Section 10.  The Participant or other person entitled under the Plan to receive the shares shall deliver to the Corporation any representations or other documents or assurances required pursuant to Section 5.4 of the Plan.

8.             Effect of Termination of Employment or Change in Control.

(a)           Forfeiture after Certain Events.  The Participant’s Stock Units shall be extinguished to the extent such Stock Units have not become vested upon the date the Participant is no longer employed by the Corporation or one of its Subsidiaries, regardless of the reason for such termination of employment, whether with or without cause, voluntarily or involuntarily; provided, however, that if the Participant incurs a permanent and total disability or dies while employed by the Corporation or a Subsidiary, or retires with the consent of the Corporation or a Subsidiary from employment by the Corporation or a Subsidiary, then if the Stock Units subject to the Award are not then otherwise fully vested the next scheduled vesting installment of such Stock Units shall become vested upon such termination of employment.  If the Participant is employed by an entity that is a Subsidiary and such entity ceases to be a Subsidiary, such event shall be deemed to be a termination of employment of the Participant unless the Participant otherwise continues following such event to be employed by the Corporation or another Subsidiary that continues as such following the event.  Absence from work caused by military service, authorized sick leave or other leave approved in writing by the Committee shall not be considered a termination of employment by the Corporation or a Subsidiary for purposes of this Section 8.

(b)           Termination of Stock Units.  If any Stock Units are extinguished hereunder, such unvested, extinguished Stock Units, without payment of any consideration by the Corporation or any Subsidiary, shall automatically terminate and be cancelled without any other action by the Participant, or the Participant’s beneficiary, as the case may be.

(c)           Acceleration Upon Change in Control.  Upon the occurrence of (or, as the circumstances may require, immediately prior to) a Change in Control (as defined below), then any portion of the Stock Units subject to the Award that have not previously vested or terminated shall thereupon vest, unless prior to the Change in Control the Committee determines that benefits under this or other awards will not accelerate upon occurrence of the Change in Control or determines that only certain or limited benefits under some or all awards will be accelerated and the extent to which they will be accelerated, and/or establishes a different time in respect of the Change in Control for such acceleration.  The Committee may accord the Participant a right to refuse any acceleration pursuant to this Agreement, in such circumstances as the Committee may approve.  For purposes of this Agreement, “Change in Control” means any of the following:  (a) approval by the stockholders of the Corporation of the dissolution or liquidation of the Corporation; (b) approval by the stockholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not majority-owned subsidiaries of the Corporation, as a result of which 50% or less of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Corporation; (c) approval by the stockholders of the Corporation of the sale or transfer of substantially all of the Corporation’s business and/or assets to a person or entity that is not a Subsidiary of the Corporation; or (d) the occurrence of any of the following: (i) any “person,” alone or together with all “affiliates” and “associates” of such person, without the prior approval of the Board, becomes the “beneficial owner” of more than 50% of the outstanding voting securities of the Corporation (the terms “person,” “affiliates,” “associates” and “beneficial owner” are used as such terms are used in the Securities Exchange Act of 1934 and the General Rules and Regulations thereunder); provided, however, that “Change in Control” shall not be deemed to have occurred if such “person” is the Corporation, any Subsidiary or any employee benefit plan or employee stock plan of the Corporation or of any Subsidiary, or any trust or other entity organized, established or holding shares of such voting securities by, for, or pursuant to the terms of any such plan, or any member of or entity or group affiliated with the Lidow family; or (ii) individuals who at the beginning of any period of two consecutive calendar years constitute a majority of the Board cease for any reason, during such period, to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation’s stockholders, of each new Board member was approved by a vote of at least two-thirds of the Board members then still in office who were Board members at the beginning of such period.

9.             Adjustments in Case of Changes in Common Stock.  The Committee may adjust the number of Stock Units subject to this Agreement as provided under Section 5.2 of the Plan.  Upon the occurrence of an Event (as defined below), the Committee shall make adjustments as it deems appropriate in the number and kind of securities or other consideration that may become payable with respect to the Award.  If any adjustment shall be made under Section 5.2 of the Plan or an Event shall occur and the Stock Unit Award has not been fully vested and paid upon such Event or prior thereto, the Stock Unit Award may become payable in securities or other consideration (the “Restricted Property”) rather than in the Common Stock otherwise payable in respect of the Stock Unit Award.  Such Restricted Property shall become payable at the times and in such proportions set forth in Section 7 above or such earlier time as the Committee may authorize pursuant to Section 10 below.  Notwithstanding the foregoing, to the extent that the Restricted Property includes any cash, the commitment hereunder shall become an unsecured promise to pay an amount equal to such cash (with earnings attributable thereto as if such amount had been invested, pursuant to policies established by the Committee, in interest bearing, FDIC insured (subject to applicable insurance limits) deposits of a depository institution selected by the Committee) at such times and in such proportions as the Stock Unit Award becomes payable in accordance with Section 7 above.  Notwithstanding the foregoing, the Stock Unit Award and any Common Stock or other securities or property payable in respect of the Stock Unit Award shall continue to be subject to proportionate and equitable adjustments (if any) under Section 5.2 of the Plan consistent with the effect of such events on stockholders generally, as the Committee determines to be necessary or appropriate, and in the number, kind and/or character of shares of Common Stock or other securities, property and/or rights payable in respect of Stock Units granted under the Plan.  All rights of the Participant hereunder are subject to those adjustments.  For purposes of this Agreement, “Event” means a liquidation, dissolution, Change in Control, merger, consolidation, or other combination or reorganization, or a recapitalization, reclassification, extraordinary dividend or other distribution (including a split up or a spin off of the Corporation or any significant Subsidiary), or a sale or other distribution of substantially all the assets of the Corporation as an entirety.

10.          Possible Early Settlement of Award.  The Committee retains the right to accelerate the vesting and payment date of the outstanding and previously unvested Stock Units subject to the Award in connection with an Event, a Change in Control, or the termination of the Participant’s employment with the Corporation or one of its Subsidiaries.  This Section 10 is not intended to prevent vesting of the Award pursuant to Section 8(c) above or an adjustment to the Award as provided in the Plan or Section 9 above.

11.          Tax Withholding.  Upon payment of Dividend Equivalents and/or the distribution of shares of Common Stock in respect of the Stock Units, the entity within the Company last employing the Participant shall have the right at its option to (a) require the Participant (or the Participant’s beneficiary, as the case may be) to pay or provide for payment in cash of the amount of any taxes which the Company may be required to withhold with respect to such payment or distribution or (b) deduct from any amount payable to the Participant the amount of any taxes which the Company may be required to withhold with respect to such payment or distribution.  In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Agreement, the Committee may, but is not required to, reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

12.          Notices.  Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office located at 233 Kansas Street, El Segundo, California 90245, to the attention of the Assistant Secretary and to the Participant at the address given beneath the Participant’s signature hereto, or at such other address as either party may hereafter designate in writing to the other.

13.          Plan and Program.  The Award and all rights of the Participant with respect thereto are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference, to the extent such provisions are applicable to Awards granted to employees.  The Participant acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof.  Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by appropriate action of the Committee under the Plan after the date hereof.  If there is any conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern.

14.          No Service Commitment by Company.  Nothing contained in this Agreement or the Plan constitutes an employment commitment by the Corporation or any of its Subsidiaries, affects the Participant’s status as an employee at-will who is subject to termination without cause, confers upon the Participant any right to remain employed by the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation.

15.          Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust.  The Plan, in and of itself, has no assets.  The Participant shall have only the rights of a general unsecured creditor of the Corporation (or applicable Subsidiary) with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock (subject to adjustments) as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.  By the Participant’s execution of this Agreement, the Participant agrees to the terms and conditions hereof and of the Plan.

INTERNATIONAL RECTIFIER	PARTICIPANT
CORPORATION, a Delaware corporation

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